COINMACH ANNOUNCES COMPLETION OF MERGER TRANSACTION AND DELISTING OF CLASS A COMMON STOCK AND
INCOME DEPOSIT SECURITIES

PLAINVIEW, N.Y., November 20, 2007 — Coinmach Service Corp. (“Coinmach”) (AMEX: “DRY”, “DRA”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, announced today that Coinmach has been acquired by an affiliate of Babcock & Brown Limited. Under the terms of the merger agreement, each issued and outstanding share of (a) Coinmach’s class A common stock (including shares of Coinmach’s class A common stock underlying the units of Coinmach’s income deposit securities), and (b) Coinmach’s class B common stock (other than shares owned by Spin Holdco Inc., Coinmach or their respective subsidiaries or Coinmach’s shares of common stock with respect to which appraisal rights have been properly exercised) has been converted into the right to receive $13.55 in cash. As a result of the merger, shares of Coinmach’s class A common stock and units of Coinmach’s income deposit securities will cease trading on The American Stock Exchange at market close on Tuesday, November 20, 2007, and will no longer be traded.

In connection with the merger, Coinmach will issue a notice of redemption to redeem all of its outstanding 11% Senior Secured Notes due 2024 on December 21, 2007 (the “Redemption Date”) at a redemption price equal to the sum of the present values of (i) the product of 105.5% and the outstanding principal amount of such Notes as of December 1, 2009 and (ii) all required interest payments, excluding accrued but unpaid interest, due on such Notes through December 1, 2009, discounted to the Redemption Date on a quarterly basis, assuming 360-day years consisting of twelve 30-day months, at a specified treasury rate plus 50 basis points, plus accrued and unpaid interest to the Redemption Date (the “Redemption Price”). In accordance with the terms of the indenture governing such notes, the Redemption Price will be determined on the third business day preceding the Redemption Date.

Holders of Coinmach’s income deposit securities will be entitled to receive (a) merger consideration of $13.55 in cash for each share of class A common stock underlying such income deposit securities and (b) a portion of the Redemption Price, payable on the Redemption Date, in respect of each 11% Senior Secured Note due 2024 underlying such income deposit securities.

Spin Holdco Inc. has appointed Mellon Investor Services LLC as paying agent for payment of the merger consideration. Stockholders who hold Coinmach’s shares in “street name” by a bank, broker or other nominee will not need to take any action to have their shares converted into cash, as this should be done by their bank, broker or other nominee.

About Coinmach

Coinmach, through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. Coinmach’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.

For further information about Coinmach Service Corp. please see our website:
www.coinmachservicecorp.com

About Babcock & Brown

Babcock & Brown is a global investment and advisory firm with longstanding capabilities in structured finance and the creation, syndication and management of asset and cash flow-based investments. Babcock & Brown was founded in 1977 and is listed on the Australian Stock Exchange. Babcock & Brown operates from 29 offices across Australia, North America, Europe, Asia, United Arab Emirates and Africa and has in excess of 1000 employees worldwide. Babcock & Brown has five operating divisions including real estate, infrastructure and project finance, operating leasing, structured finance and corporate finance. The company has established a funds management platform across the operating divisions that has resulted in the creation of a number of focused investment vehicles in areas including real estate, renewable energy and infrastructure.

For further information about Babcock & Brown please see its website: www.babcockbrown.com

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Coinmach to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “will,” “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Coinmach’s filings with the Securities and Exchange Commission.

Press Contact:
Coinmach Service Corp.
Robert M. Doyle

Investor Relations Contact:
Coinmach Service Corp.
Raymond Loser, 516-349-8555 Ext. 11251